UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

APPLE REIT TEN, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-54651	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (the “Company”) is filing this report in accordance with Item 5.07 of Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2016, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders considered: 1) the election of the five director nominees named in the proxy statement; 2) an advisory resolution to approve the allocated compensation paid to the Company’s named executive officers; and 3) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016. The Company’s shareholders voted as follows on these matters:

1.	The Company’s shareholders elected the director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
David J. Adams	14,610,268	614,037	72,966,355
Kent W. Colton	14,550,864	673,441	72,966,355
R. Garnett Hall, Jr.	14,549,686	674,619	72,966,355
Anthony F. Keating, III	14,534,354	689,951	72,966,355
Glade M. Knight	14,448,073	776,232	72,966,355

2.	The Company’s shareholders voted on the advisory resolution to approve the allocated compensation paid to the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,176,352	2,290,340	757,613	72,966,355

3.	The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
87,398,768	444,378	347,514	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight Chief Executive Officer

May 18, 2016

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